Exhibit 99.2
Guidance Software Conference Call and Webcast January 9, 2014
Page 2 Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this presentation involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that any of the financial projections or expectations expressed herein will be realized, that demand for the Company's products will continue at current or greater levels, or that the Company will grow revenues, or be profitable. There are also risks that the Company's pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance the Company's financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Company's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.
Overview 2013 - What Happened 2013 - How and Why It Happened The opportunity What we are doing to fix it Profitability in 2014 Summary Page 3
2013 - What Happened Pipeline close rates lower 16% of pipeline closed in Q4 2013 vs. 28% in Q4 2012 140+ opportunities of greater than $40K license pushed into 2014 (over $20 million in pipeline for those deals) Interest, but not at the price points we were trying to obtain Page 4
2013 - How It Happened Customers show interest - not a technology problem Winning most head-to-head deals against competition - not a competition problem Solving the right "big picture" problem Our focus on the endpoint is correct - the world is moving to a recognition of the critical importance of the endpoint and what is happening there For example, last week's M&A was focused on this trend We estimate EnCase is on 20 million endpoints (desktops/laptops/servers) currently Page 5
2013 - How It Happened Right Strategy in 2011 and 2012 In 2011 and 2012 we had been aggressively pushing wider adoption of the EnCase Enterprise platform, and doing so successfully - and profitably We have a platform that is ready for mainstream adoption - EnCase Enterprise - and should be focusing our efforts there A certain portion of those customers will become customers for one or more of our more complex products So far, over 20% are EnCase eDiscovery customers and over 10% EnCase Cybersecurity customers Page 6
2013 - Why It Happened We Misjudged the Market Instead of focusing on platform expansion, we focused on field sales expansion to push the newer products But E-Discovery market is maturing Not as many large deals available there Still early markets for our IT Security offerings (EnCase Cybersecurity and EnCase Analytics) Some large deals but market still emerging Page 7
New EnCase Enterprise Customers Page 8 (CHART) Loss of focus on new EE customers Focus on new EE customers
The Opportunity We view every organization of 1,000+ employees as a potential customer for EnCase Enterprise At that size, there are individuals dedicated to IT Security At a minimum, HR investigations, plus likely sensitive data of some type (IP, customer data, etc.), security issues (breaches), compliance matters Page 9
The Opportunity There are ~20,000 organizations of 1,000+ employees as in North America The market is ~10% - 12% penetrated Market in North America has crossed the chasm and is ready to move past early adopters and into a majority product Page 10
The Opportunity The most critical metric for us is how many EnCase Enterprise customers we are adding As we dominate (~50% penetration) there, our newer/specialty products will do well, too - a portion of these organizations will end up needing one of our add-on products (EnCase eDiscovery, EnCase Cybersecurity, EnCase Analytics) Plus, we'll end up on millions more endpoints Longer-term opportunity in int'l markets, but those markets are not yet across the chasm Page 11
How We Are Fixing the Problem Sales Re-focusing on expanding the number of customers of the EnCase Enterprise platform Doubling Inside Sales resources (from Q1 2013 to Q1 2014) Easy upgrades for EnCase Forensic desktop customers to EnCase Enterprise platform More concentrated Field Sales team focused solely on larger organizations for newer products (Analytics, Cybersecurity, eDiscovery) Page 12
How We Are Fixing the Problem Pricing Aggressive pricing for the EnCase Enterprise platform Both new and upgrades for EnCase Forensic desktop customers to EnCase Enterprise platform Pricing transparency - published on the web Page 13
Increasing Appeal Technology Continuing improvements in ease-of-use For "state" information (open ports, running processes, logged-in users, etc.) we have made massive improvements in our SnapShot capability - now capable of 10,000 nodes per hour We will soon be announcing a new capability - EnCase can run on POS terminals, which are a natural application for our new EnCase Analytics "threat-hunting" capability Page 14
Increasing Appeal Technology Major breakthrough in endpoint power due in Q3 Enabling new use cases on the endpoint (such as "continuous monitoring") Providing tremendous scalability because all modules will be able to execute in parallel, leveraging processing power of endpoints Empowering third parties to create enterprise-level apps, further cementing the central importance of the EnCase platform Page 15
Profitability We will make money in 2014 Cost structure is now in line Reduced headcount Restructured field sales team Lowered R&D costs Reduced breakeven level to approx. $115 million Page 16 All financial measures are on pre-tax, non-GAAP basis and exclude share-based compensation, amortization of intangibles and adjustments to fair value of contingent consideration and goodwill. For a detailed discussion of GAAP vs. Non-GAAP financial measures, please refer to our press released dated January 9, 2013
Summary Profitability - we will be EPS positive in 2014 We are focused on capturing new customers for the EnCase Enterprise platform - you can expect us to add 1,000 new customers this year Page 17 All financial measures are on pre-tax, non-GAAP basis and exclude share-based compensation, amortization of intangibles and adjustments to fair value of contingent consideration and goodwill. For a detailed discussion of GAAP vs. Non-GAAP financial measures, please refer to our press released dated January 9, 2013